Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-1 (Registration No. 333-121757) of our report dated July 15, 2005, appearing in the Annual Report on Form 10-KSB/A of WPCS International Incorporated and Subsidiaries for the year ended April 30, 2005. We also consent to the reference to our Firm under the caption “Experts.”

/s/ J.H. COHN LLP J.H. COHN LLP
Roseland, New Jersey
April 4, 2006